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                                                                    EXHIBIT 99.1

                                      PROXY
                           GOLDEN GATE HOLDINGS, INC.
                       4040 CIVIC CENTER DRIVE, SUITE 520
                          SAN RAFAEL, CALIFORNIA 94903

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF GOLDEN GATE HOLDINGS, INC.

         The undersigned shareholder of GOLDEN GATE HOLDINGS, INC., a California corporation ("Golden Gate"), hereby appoints John P. Folsom as proxy, with the power to appoint his substitute, and hereby authorizes Mr. Folsom to represent, and to vote as designated below, all the shares of common stock of Golden Gate held of record by the undersigned on July 16, 2001, at the special meeting of shareholders of Golden Gate, to be held at 4040 Civic Center Drive, Suite 520, San Rafael, California 94903, on August 31, 2001, at 10:00 a.m., Pacific Time, and at all adjournments or postponements thereof upon the following matters, as set forth in the Notice of Special Meeting of Shareholders and proxy statement/prospectus, each dated _________________, 2001, copies of which have been received by the undersigned, hereby revoking any proxy heretofore given.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                                                     PLEASE MARK
                                                                   YOUR VOTES AS
                                                                  INDICATED  [X]
                                                                IN THIS EXAMPLE:

The Board of Directors of Golden Gate recommends a vote for the Agreement and Plan of Reorganization.

1. Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of July 25, 2001, as amended, by and among Golden Gate Holdings, Inc., Brown & Brown, Inc. and New Merger Sub, as heretofore and hereafter amended, and the transactions contemplated thereby:

         [ ] FOR          [ ] AGAINST                  [ ] ABSTAIN

2. The proxy is hereby authorized to vote in his discretion upon all other business as may properly come before the special meeting.

Please sign exactly as your name appears on this proxy. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

Signature:_____________________________  Date:__________________________________

Signature:_____________________________  Date:__________________________________


                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
              PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE